UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 24, 2010 (June 23, 2010)
GENESCO INC.

(Exact Name of Registrant as Specified in Charter)

Tennessee	1-3083	62-0211340

(State or Other	(Commission	(I.R.S. Employer
Jurisdiction of	File Number)	Identification No.)
Incorporation)

1415 Murfreesboro Road
Nashville, Tennessee	37217-2895

(Address of Principal Executive Offices)	(Zip Code)
(615) 367-7000

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07. SUBMISSION OF MATTERS TO VOTE OF SECURITY HOLDERS.
     The Annual Shareholders’ Meeting of Genesco Inc. (the “Company”) was held on June 23, 2010 at the Company’s corporate headquarters in Genesco Park, Nashville, Tennessee. Shares representing a total of 24,191,918 votes were outstanding and entitled to vote. At that meeting, the Company’s shareholders voted on the matters set forth below.
Election of Directors
The Company’s shareholders elected all ten persons nominated for election as directors until the next annual meeting of the shareholders and until their successors are elected and qualified as set forth in the Company’s proxy statement dated May 14, 2010. The following table sets forth the vote of the shareholders at the meeting with respect to the election of directors:

			Broker
			Non-
Nominee	For	Withheld	Votes
James S. Beard	11,104,071	10,235,782	1,056,223
Leonard L. Berry	11,128,178	10,211,675	1,056,223
William F. Blaufuss, Jr.	11,101,614	10,238,239	1,056,223
James W. Bradford	11,126,954	10,212,899	1,056,223
Robert V. Dale	11,019,443	10,320,410	1,056,223
Robert J. Dennis	11,211,622	10,128,231	1,056,223
Matthew C. Diamond	11,211,618	10,128,235	1,056,223
Marty G. Dickens	11,127,778	10,212,075	1,056,223
Ben T. Harris	11,210,850	10,129,003	1,056,223
Kathleen Mason	10,932,539	10,407,314	1,056,223
Ratification of Independent Accountants
The Company’s shareholders voted upon and approved the ratification of the appointment of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for the current fiscal year. The votes on this proposal were as follows:

For	Against	Abstain
21,752,398	631,099	12,579

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENESCO INC.
Date: June 24, 2010	By:	/s/ Roger G. Sisson
		Name:	Roger G. Sisson
		Title:	Senior Vice President, Secretary and General Counsel